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Filed Pursuant to
Rule 424(b)(3) and (c)
File No. 333-106942

Prospectus Supplement No. 7
Dated August 20, 2004
To Prospectus Dated July 23, 2003

Rigel Pharmaceuticals, Inc.
9,583,331 Shares
Common Stock

        This prospectus supplement supplements the prospectus, dated July 23, 2003, of Rigel Pharmaceuticals, Inc. relating to the offering and sale by selling stockholders of Rigel (or by donees, pledgees, transferees and other successors in interest that receive such shares as a gift, pledge, partnership distribution or other non-sale transfer) of 9,583,331 shares of our common stock. This prospectus supplement should be read in conjunction with the prospectus, and is qualified by reference to the prospectus, except to the extent that the information presented herein supercedes the information contained in the prospectus. The term "Selling Stockholders" as used in the prospectus shall be deemed to include the selling stockholders identified in the table below. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 1 of the prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus supplement is being filed in connection with the distribution of shares held by Alta California Partners, L.P., Alta Embarcadero Partners, LLC, Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma Partners II, LLC (collectively, the "Alta Funds"), each identified in the prospectus as a selling stockholder, to their partners and members. No additional shares of Rigel common stock are being offered for resale hereunder. Except with respect to directors and officers of Rigel, the Alta Funds and entities that have filed reports pursuant to Section 13(f) of the Securities Exchange Act of 1934, as amended (the "Act"), and statements of beneficial ownership filed pursuant to Sections 13(d) and 13(g) of the Act, the ownership indicated in the table below is based solely on shares owned by the indicated selling stockholders as a result of distributions of shares by the Alta Funds. The table appearing on pages 16 and 17 of the prospectus under the caption "Selling

Stockholders" is supplemented and amended to include the following stockholders in addition to those identified in the prospectus:

	Ownership Before Offering				Ownership After Offering
Name and Address of Owner***				Shares Offered
	Shares		Percent*		Shares		Percent*
Alta California Partners, L.P.(1) One Embarcadero Center, Suite 4050 San Francisco, CA 94111	33,947		**	33,947	0		**
Alta Embarcadero Partners, LLC(1) One Embarcadero Center, Suite 4050 San Francisco, CA 94111	776		**	776	0		**
Alta BioPharma Partners II, L.P.(1) One Embarcadero Center, Suite 4050 San Francisco, CA 94111	1,025,470		5.6%	1,025,470	0		**
Alta Embarcadero BioPharma Partners II, LLC(1) One Embarcadero Center, Suite 4050 San Francisco, CA 94111	37,723		**	37,723	0		**
1999 Farah Hyder Champsi Trust	1,998		**	1,388	610		**
Anne Davis Living Trust Dtd 1/22/04	7,359		**	1,871	5,488		**
A. Rachel Leheny	380		**	264	116		**
Alison de Bord	492		**	342	150		**
Andreas Bremer	286		**	198	88		**
Arnold T Hagler Separate Property Trust dtd 9/17/97	142		**	99	43		**
Arun K. Aggarwal	47		**	33	14		**
ASF Montparnasse Limited	10,938		**	2,782	8,156		**
B.A. Ventures, Inc.	572		**	278	294		**
Bank of America Capital Corporation	14,250		**	9,902	4,348		**
Bear Stearns Securities (Custodians) for Douglas I. Lovison	219		**	56	163		**
Blackboard Ventures, Inc.	38,000		**	26,405	11,595		**
Boatmen's Trust F/B/O Laura Hoblitzelle	437		**	111	326		**
Brian E. Cobb	510		**	234	276		**
Brian W. McNeill	296		**	117	179		**
BSD & T of CA As Agent For 1051-0032-006	437		**	111	326		**
BSD & T of CA As Trustee For 1051-0005-002	437		**	111	326		**
Burr Family Investment Company, LLC	3,680		**	936	2,744		**
California Public Employees' Retirement System	397,785	(2)	1.9%	141,433	256,352	(2)	1.4%
Chase Capital Partners Private Equity Fund of Funds	19,000		**	13,202	5,798		**
Christopher Walsh	95		**	66	29		**
CINQ-M Participations	475		**	330	145		**

Claudio Engel	380	**	264	116	**
Comerica Capital Advisors	950	**	660	290	**
Continental Investments Corporation, LLC	2,044	**	938	1,106	**
Craig L. Burr 1985 Children's Trust	1,146	**	501	645	**
Craig L. Burr Revocable Trust	671	**	171	500	**
Daniel Fred Goodman	190	**	132	58	**
Daniel H. Case Separate Property Non-Exempt Marital Trust	475	**	330	145	**
Daniel Janney and Noelle Montgomery Family Trust	4,084	**	1,217	2,867	**
Daniel Richner	190	**	132	58	**
Daniel V. Santi	95	**	66	29	**
David E. Retick Trust	27	**	7	20	**
Deleage Children's Trust FBO Andre Deleage	2,329	**	660	1,669	**
Deleage Children's Trust FBO Emmanuel Deleage	2,329	**	660	1,669	**
Deleage Children's Trust FBO Michel Deleage	2,329	**	660	1,669	**
Deleage Children's Trust FBO Phillippe Deleage	2,329	**	660	1,669	**
Des femmes Foundation, Inc.	475	**	330	145	**
Dolly Champsi	475	**	330	145	**
Edward E. Penhoet	3,181	**	2,210	971	**
Edward Hurwitz	76	**	53	23	**
Eileen McCarthy	1,947	**	513	1,434	**
Elliot B. & Pascale V. Evers Revocable Trust	832	**	337	495	**
Eric W. Roberts	475	**	330	145	**
Eugene G. Chen	47	**	33	14	**
Eurazeo	28,500	**	19,804	8,696	**
Finedix, B.V.	4,750	**	3,301	1,449	**
Fleet National Bank & Edith N.K. Meyer Trustees U/I C.P. Knight, Jr. Residuary Trust DTD 12/19/61 as Amended	547	**	139	408	**
Francois A. L'Eplattenier	190	**	132	58	**
Fred S. Endsley, as Trustee of General Fund c/u/a Dtd August 10, 1987	437	**	111	326	**
Garden Bay Investors	190	**	132	58	**
Garrett P. Gruener	15,865	**	4,421	11,444	**
GC&H Investments	1,306	**	499	807	**
Geoffrey R. Hoguet	201	**	51	150	**

Guy Paul Nohra and Linda Nohra, Nohra Living Trust	11,442	**	3,087	8,355	**
H. Michael Cohen	95	**	66	29	**
Hans Tjian	95	**	66	29	**
Harris Barton	475	**	330	145	**
Health Partners Holdings Limited	1,900	**	1,320	580	**
Hilary Strain	202	**	140	62	**
Hoblitzelle FBO Christopher Augur	146	**	37	109	**
Hoblitzelle FBO Harrison H. Augur	145	**	37	108	**
Hoblitzelle FBO Newell A. Augur Jr.	146	**	37	109	**
Howard Hughes Medical Institute	28,500	**	19,804	8,696	**
James Cervantes	95	**	66	29	**
James M. Gower(3)	125,628	**	264	125,364	**
Jean Deleage(4)	9,593	**	2,832	6,761	**
Jean-Philippe Tripe	190	**	132	58	**
John Clawson	95	**	66	29	**
JP Morgan Chase Bank as Trustee of the Corning Inc. Retirement Master Trust	9,500	**	6,601	2,899	**
Kenneth E. Williams	95	**	66	29	**
Khaled Nasr	101	**	70	31	**
Kingsley Profit Sharing Trust	67	**	17	50	**
KJM Florida Trust	475	**	330	145	**
Le Serre	173	**	76	97	**
Len R. Small	285	**	198	87	**
Lip-Bu Tan & Ysa Loo, TTES FBO Lip-Bu Tan & Ysa Loo Trust UTD 2/3/92	285	**	198	87	**
Lockard/Marduel Revocable Trust	1,903	**	1,322	581	**
Lotus BioScience Investment Holdings Ltd	19,000	**	13,202	5,798	**
Lushtak Family Living Trust DTD 8/9/99	475	**	330	145	**
Mahendra G. Shah	95	**	66	29	**
Marc L. Abramowitz	475	**	330	145	**
Marina Bozilenko	475	**	330	145	**
Mario M. Rosati, Trustee of the Mario M. Rosati Trust U/D/T 1/5/90	142	**	99	43	**
Mark J. and Becky R. Levin	475	**	330	145	**
Mellon Bank As Agent For 1026-032245-8	547	**	139	408	**
Mellon Bank As Agent For 1026-032279-7	547	**	139	408	**

Mellon Bank As Agent For 1083-671500-0	437	**	111	326	**
Mellon Bank As Agent For 1083-67D200-7	437	**	111	326	**
Mellon Bank As Agent For 1083-67I600-0	874	**	222	652	**
Mellon Bank As Agent For 1084-28YW01-6	219	**	56	163	**
Mellon Bank As Agent For 1084-316H01-4	547	**	139	408	**
Mellon Bank As Agent For 1084-33VX00-0	437	**	111	326	**
Mellon Bank As Trustee For 1026-018408-0	1,094	**	278	816	**
Mellon Bank As Trustee For 1026-019556-5	1,094	**	278	816	**
Mellon Bank As Trustee For 1026-460574-2	437	**	111	326	**
Mellon Bank As Trustee For 1026-460581-7	437	**	111	326	**
Mellon Bank As Trustee For 1026-540503-5	656	**	167	489	**
Mellon Bank As Trustee For 1084-09FN42-1	2,187	**	556	1,631	**
Mellon Bank As Trustee For 1084-09FN46-0	547	**	139	408	**
Mellon Bank As Trustee For 1051-067700-0	437	**	111	326	**
Mellon Bank NA As Agent For Account 1026-020287-0	2,187	**	556	1,631	**
Mellon Bank NA As Agent For Account 1026-402383-0	2,187	**	556	1,631	**
Mellon Bank NA As Agent For Account 1026-047161-0	19,000	**	13,202	5,798	**
Mellon Bank NA As Custodian For Account 1026-071459-0	437	**	111	326	**
Michael G. Dovey Individual Account	95	**	66	29	**
Mitchell H. Gage	190	**	132	58	**
Mumtaz H. Champsi	380	**	264	116	**
Needham & Company, Inc.	1,094	**	278	816	**
Niel H. Sherman	76	**	53	23	**
North Star Venture Mgmt Inc. Pst F/B/O Terrance Mcguire	134	**	34	100	**
Northern Trust Bank of Florida A/C F22316700, Fred Endsley Insurance Trust dtd 6/27/78, Fred Endsley Trustee	437	**	111	326	**
Nottingham Trust	107	**	27	80	**
Old Westbury Venture Capital Fund, L.L.C.	26,195	**	6,661	19,534	**
Peter S. Handy	656	**	167	489	**
Peter Seeburg	3,800	**	2,641	1,159	**
PH Investments, LLC	547	**	139	408	**
PharmaBio Development	9,500	**	6,601	2,899	**

R. Scott Greer	950	**	660	290	**
Raijacur, N.V.	5,700	**	3,961	1,739	**
Rainicur, N.V.	5,700	**	3,961	1,739	**
Revocable Trust of Gerald M. Rubin	475	**	330	145	**
Robert Simon	101	**	70	31	**
RockPoint Capital II	9,500	**	6,601	2,899	**
Sanford Robertson & Jeanne Robertson, Trustees of the Robertson Revocable Trust dated 11/27/02	475	**	330	145	**
Scaler Foundation	1,425	**	990	435	**
Scott C. Sollers	152	**	106	46	**
Silicon Valley Bancshares	547	**	139	408	**
Soparexo	5,700	**	3,961	1,739	**
Stephanie Lovison Trust dtd 10/3/01, Stephanie Lovison Trustee	219	**	56	163	**
Sutro Investment Partners VI, LLC	950	**	660	290	**
Swan Ventures, L.P.	1,900	**	1,320	580	**
Taha Tippu Hyder Champsi	190	**	132	58	**
Tandon Family Trust	2,187	**	556	1,631	**
Teachers Insurance and Annuity Association of America	38,000	**	26,405	11,595	**
The Clarence Westbury Foundation	570	**	396	174	**
The McGuire Family Irrevocable Trust	190	**	132	58	**
The Nohra 1996 Credit Trust U/A/D 12/2/96	3,680	**	936	2,744	**
The Sutro Group	1,094	**	278	816	**
Theodore A. Bosler Trust U/A 4/21/93	328	**	83	245	**
Thomas B. King	190	**	132	58	**
Thomas J. Dietz	190	**	132	58	**
Thuban Partners L.P.	142	**	99	43	**
Timothy L. Dibble	80	**	20	60	**
Timothy P. Neher	547	**	139	408	**
Virginia M. Turezyn	190	**	132	58	**
Waldemar Jantz	475	**	330	145	**
Warren E. Miller and Britt Marie E. Ljung Living Trust dtd 6/20	95	**	66	29	**
Wells Fargo Bank Minnesota NA & Frank Polestra Co-Executors for Marino Polestra Estate	7,417	**	1,897	5,520	**

William J. Steding	219	**	56	163	**
William P. Egan	671	**	171	500	**
William P. Egan 1985 Childrens Trust F/B/O Gregory J. Egan	287	**	126	161	**
William P. Egan 1985 Childrens Trust F/B/O Kristen E. Reed	287	**	126	161	**
William P. Egan 1985 Childrens Trust F/B/O Mark P. Egan	287	**	126	161	**
William P. Egan 1985 Childrens Trust F/B/O William P. Egan III	287	**	126	161	**
William Thomas Lockard, Trustee and Alix Marduel, Trustee—Lockard/Marduel Revocable Trust	475	**	330	145	**
WS Investment Company 96A	201	**	51	150	**
WS Investment Company, LLC (2000)	142	**	99	43	**
WS Investment Company, LLC (2000B)	190	**	132	58	**

Total	1,877,149	10.5%	1,480,549	396,600	2.5%

*
Percentage calculations based on 18,454,166 shares of our common stock that were issued and outstanding as of August 17, 2004.

**
Less than 1%

***
Addresses that are not listed are c/o Alta Partners, One Embarcadero Center, Suite 4050, San Francisco, CA 94111.

(1)
Includes 33,947 shares of common stock that are subject to purchase by Alta California Partners, L.P., 776 shares of common stock that are subject to purchase by Alta Embarcadero Partners, LLC, 217,686 shares of common stock that are subject to purchase by Alta BioPharma Partners II, L.P. and 8,008 shares of common stock that are subject to purchase by Alta Embarcadero BioPharma Partners II, LLC under warrants that are currently exercisable. Jean Deleage, PhD, a director of Rigel since 1997, is a principal of Alta Partners and a general partner, managing director, manager or member of the foregoing funds. As a general partner, managing director, manager or member of the foregoing funds, Dr. Deleage may be deemed to share voting and investment powers for the shares held by the foregoing funds. Dr. Deleage disclaims beneficial ownership of the shares held by funds affiliated with Alta Partners except to the extent of his proportionate pecuniary interest therein.

(2)
Includes 55,545 shares of common stock as disclosed on a Form 13F for the quarter ended June 30, 2004.

(3)
Includes 125,248 shares of common stock previously owned by Mr. Gower. Mr. Gower is the Chairman of the Board and Chief Executive Officer of Rigel.

(4)
Dr. Deleage is a director of Rigel.

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  Filed Pursuant to Rule 424(b)(3) and (c) File No. 333-106942
Prospectus Supplement No. 7 Dated August 20, 2004 To Prospectus Dated July 23, 2003